         As filed with the Securities and Exchange Commission on April 29, 1997
                                             Registration No. 333-_____________
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                         --------------------------

                             ENERGEN CORPORATION
           (Exact name of registrant as specified in its charter)

                ALABAMA                                      63-0757759
     (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                     Identification No.)

           2101 SIXTH AVENUE NORTH
            BIRMINGHAM, ALABAMA                                 35203
 (Address of Principal Executive Offices)                    (Zip Code)

                             ENERGEN CORPORATION
                       1997 DEFERRED COMPENSATION PLAN
                          (Full title of the plan)

                         --------------------------

                           J. DAVID WOODRUFF, JR.
                             ENERGEN CORPORATION
                           2101 SIXTH AVENUE NORTH
                          BIRMINGHAM, ALABAMA 35203
                   (Name and address of agent for service)

                               (205) 326-2700
        (Telephone number, including area code, of agent for service)

                               with a copy to:

                                JOHN K. MOLEN
                       BRADLEY ARANT ROSE & WHITE LLP
                         2001 PARK PLACE, SUITE 1400
                          BIRMINGHAM, ALABAMA 35203
                               (205) 521-8000


                       CALCULATION OF REGISTRATION FEE


   =========================================================================================================================
          Title of                                               Proposed           Proposed maximum
       securities to                     Amount to be        maximum offering      aggregate offering           Amount of
       be registered                      registered          price per unit             price*             registration fee
   -------------------------------------------------------------------------------------------------------------------------
   Deferred Compensation Units;
   Common Stock, par value             $ 5,000,000.00        Not Applicable          $5,000,000.00             $1,515.15
        $.01 per share
   =========================================================================================================================

   *Estimated pursuant to Rule 457(o) solely for the purpose of calculating the registration fee.

                          REGISTRANT INFORMATION AND
                       EMPLOYEE PLAN ANNUAL INFORMATION

         The documents incorporated by reference in Item 3 of Part II of the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates) are incorporated by reference into the Section 10(a) Prospectus and are available, without charge, to the participants upon written or oral request to Secretary, Energen Corporation, 2101 Sixth Avenue North, Birmingham, Alabama 35203 (telephone number (205)326-2700). The documents containing the information requested by Part I of Form S-8, Energen Corporation's latest Annual Report on Form 10-K, and all reports, proxy statements, and other communications distributed generally to the security holders of Energen Corporation are available, without charge, to participants upon written or oral request to Secretary, Energen Corporation, 2101 Sixth Avenue North, Birmingham, Alabama 35203 (telephone number (205)326-2700).

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference as of their respective dates:

                 (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 (Commission File No. 1-7810);

                 (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996 (Commission File No. 1-7810); and

                 (c) The description of the common stock, par value $.01 per share (and the associated Rights to Purchase Series A Junior Participating Preferred Stock) of the Registrant ("Energen Common Stock"), appearing in the Registrant's Registration Statement on Form S-2 (Registration No. 33-25435) filed pursuant to the Securities Act of 1933 (the "Securities Act").

                 All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of the Registration Statement and to be part hereof from the date of the filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

                 The Energen Corporation 1997 Deferred Compensation Plan (the "Plan") provides directors, officers and designated employees ("Participant(s)") of the Registrant and participating subsidiaries with an opportunity to defer a portion of their compensation and accumulate tax-deferred earnings thereon. A brief description of certain aspects of the Plan follows (the official provisions of the Plan are contained in the Plan itself, which controls in the event of a discrepancy.):

                 (a) The Plan was approved by the Board of Directors of the Registrant to be effective on and after April 25, 1997. $5,000,000 of Deferred Compensation Units ("Units") and shares of common stock par value $0.01 per share ("Common Stock"), of the Registrant, are being registered pursuant to this Registration Statement, which Units and Common Stock are to be offered to certain eligible employees of the Registrant and participating subsidiaries of the Registrant (a "Subsidiary") pursuant to the Plan.

                 (b) The Plan allows the Participant to defer a portion of such Participant's pre-tax base salary, Annual Incentive Compensation Plan award, director's fees and awards under the Registrant's 1992 Directors Stock Plan, and awards under the Registrant's Restricted Stock Incentive Plan and 1992 Long-Range Performance Share Plan. The amount of compensation deferred by each Participant is determined in accordance with each Participant's deferral election form under the Plan. The Registrant may also credit a Participant's accounts under the Plan with such additional amounts as the Registrant in its sole discretion determines.

                 (c) Each Participant is an unsecured general creditor of the Registrant and the subsidiary employing the Participant with respect to such Participant's own Plan benefits. Benefits are payable solely from the Registrant's or the Subsidiary's general assets, and are subject to the risk of corporate insolvency. Each Participant's deferred compensation may be mingled with the general funds of the Registrant or the employing Subsidiary and may, therefore, be subject to a lien or security interest of other creditors of the Registrant or such Subsidiary.

                 (d) A Participant's benefits under the Plan will be payable on the Participant's 70th birthday (or such earlier birthday as the Participant may elect in the Participant's deferral election form), or earlier if so elected by the Participant, upon the Participant's disability (as defined in the Plan), death, termination of Participant's service as an employee and director of any participating employer or such other event as the Participant may specify which is approved by the Registrant, or upon the termination of the Plan pursuant to Article XIV or upon the Participant's termination for cause (as defined in the Plan); provided that certain of the foregoing events constitute distributable events only if they do not result in payments subject to the provisions of Section 280G of the Internal Revenue Code (the "Golden Parachute Rules"). Distributions may be made in a lump sum or in monthly installments extending over a period of not more than 10 years, or in such other manner as may be agreed by the Participant and the Registrant in the Participant's deferral election form. Payment options may be changed by the Participant, with the approval of the Registrant, at any time prior to the calendar year in which a distributable event occurs.

                 (e) Participants, with the approval of the Officers Review Committee of the Board of Directors (the "Committee"), may withdraw amounts deferred under the Plan prior to the occurrence of a distributable event in increments of 25% of the amount then held under the plan for the Participant. Such withdrawals are subject to a 10% penalty on the amount withdrawn and ineligibility to defer compensation under the Plan for six months for each 25% increment withdrawn from the Participant's account. Participants may also, with the approval of the Committee, withdraw amounts deferred under the Plan without penalty in the event of certain hardships as defined in the Plan up to the amount necessary to deal with the hardship.

                 (f) Under the Plan, amounts of compensation deferred which are payable under the Registrant's Restricted Stock Incentive Plan, 1992 Long-Range Performance Share Plan or Directors Stock Plan, or discretionary contributions by the Registrant are, prior to a "Change in Control" of the Registrant (as defined in the Plan), indexed to the Registrant's Common Stock, including reinvestment of cash dividends declared thereon. Upon a Change in Control, such amounts are thereafter indexed to the investment indices selected by the Participant with respect to the remainder of the Participant's Plan accounts. Amounts of the Participant's salary, Annual Incentive Compensation Plan award and director fees may be indexed, at the election of the Participant, to such investment indices as may be offered under the Plan by the Registrant from time to time, and, when permitted under the Plan by the Registrant, at the election of the Participant, all or any portion of such amounts may instead be indexed at the time of deferral to the Registrant's Common Stock (including reinvestment of cash dividends declared thereon). Once amounts have been indexed to the Registrant's Common Stock, however, they may not thereafter, except as provided in the last sentence of this paragraph, be indexed to the other investment indices offered under the Plan. Each Participant's deferral account with respect to such amount will be adjusted to reflect the investment experience of the underlying index, including any appreciation or depreciation. Participants who are at least 58 years old may reallocate amounts indexed to the Registrant's Common Stock to the other investment indices offered under the Plan.

                 (g) A Participant's Plan benefits cannot be alienated, sold, transferred, assigned, pledged, or encumbered and pass only to a survivor beneficiary designated under the Plan, or by written will under the laws descent and distribution.

                 (h) The Units are not subject to redemption, in whole or in part, prior to the occurrence of a distributable event with respect to the Participant. The Registrant, however, reserves the right amend or terminate the Plan at any time, except that no such amendment or termination shall adversely affect a Participant's right to Units in the Participant's account as of the date of such amendment or termination.

                 (i) The Board of Directors of the Registrant shall act on behalf of the Registrant with respect to administration of the Plan. The Board of Directors may delegate to the Officers Review Committee or another committee the authority to assist the Board of Directors in administering the Plan. The Board of Directors has the right to interpret the Plan and determine all other matters that might arise under the terms and conditions of the Plan. The decisions of the Board of Directors or its delegee are final and binding on all Participants.

                 (j) The Registrant plans to establish a "rabbi" trust with a third party as trustee and to fund the trust in a manner that generally tracks the Common Stock and investment account allocations made by Participants in the Plan. There is, however, no requirement that the trust be so funded or invested. While intended for payment of Participant benefits under the Plan, the trust assets are subject to the claims of creditors of the Registrant and, for accounting and tax purposes, remain assets of the Registrant. The Plan provides that upon a Change of Control of the Registrant, the trust will be funded equal to the aggregate value of the Participant accounts as of the time of the Change of Control.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 The legality of the securities offered hereby has been passed upon by the firm of Bradley Arant Rose & White LLP, counsel for the Registrant. As of the date hereof, the partners and associates of the firm of Bradley Arant Rose & White LLP beneficially owned approximately 5,000 shares of Energen Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) Article XI of the Registrant's Restated Certificate of Incorporation provides as follows:

         XI.     Limitation of Liability:

                 11.01 A director of the Corporation shall not be liable to the Corporation or its shareholders for money damages for any action taken, or failure to take action, as a director, except for (i) the amount of a financial benefit received by such director to which such director is not entitled; (ii) an intentional infliction of harm by such director on the Corporation or its shareholders; (iii) a violation of Section 10-2B-8.33 of the Code of Alabama of 1975 or any successor provision to such section; (iv) an intentional violation by such director of criminal law; or (v) a breach of such director's duty of loyalty to the Corporation or its shareholders. If the Alabama Business Corporation Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the Corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Alabama Business Corporation Act, as amended, or any successor statute thereto. The limitation on liability of directors of the Corporation contained herein shall apply to liabilities arising out of acts or omissions occurring subsequent to the adoption of this
         Article XI and, except to the extent prohibited by law, to liabilities arising out of acts or omissions occurring prior to the adoption of this Article XI. Any repeal or modification of this Article XI by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or modification.

         (b)     Section 2.06 of the Registrant's Bylaws provides as follows:

                 2.06 Indemnification of Directors and Officers; Liability Insurance -

                 (a) The Corporation does hereby indemnify any officer or director of the Corporation who was, or is, a party, or is threatened to be made a party, to any threatened, pending, or completed claim, action, or proceeding, whether civil, criminal, administrative, or investigative, including appeals, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, an officer, an employee, or an agent of the Corporation or is, or was serving, at the request of the Corporation as a director, officer partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fee, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonably cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                 (b) The Corporation does hereby indemnify any officer or director of the Corporation who was, or is, a party, or is threatened to be made a party, to any threatened, pending, or completed claim or action by, or in the right of, the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, an officer, an employee, or an agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                 (c) To the extent that a director or an officer of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in subsections (a) and (b) of this section or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue, or matter in any such action or proceeding.

                 (d) Any indemnification under subsections (a) and (b) of this section, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made:

                          (i) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to, or who have been wholly successful on the merits or otherwise with respect to, such claim, action, or proceeding;

                          (ii) If such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

                          (iii)   By the stockholders.

                 (e) Expenses, including attorneys' fees, incurred in defending a civil or criminal claim, action, or proceeding may be paid by the Corporation in advance of the final disposition of such claim, action, or proceeding as authorized in the manner provided in subsection (d) of this section upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if, and to the extent that, it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this section.

                 (f) The indemnification authorized by this section shall not be deemed exclusive of, and shall be in addition to, any other rights, whether created prior or subsequent to the enactment of this section, to which those indemnified may be entitled under any statute, rule of law, provision of articles of incorporation, by-law, agreement, or vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director or an officer, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                 (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section."

         (c) In addition to the foregoing provisions of the Bylaws of the Registrant, directors, officers and controlling persons of the Registrant may be indemnified by the Registrant pursuant to the provisions of Sections 10-2B-
8.50 to 10-2B-8.58 of the Code of Alabama of 1975, as amended, which indemnity may be broader than that provided by the Registrant's Bylaws.

         (d) In addition, the Registrant maintains officers' and directors' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.


ITEM 8.  EXHIBITS.

EXHIBIT NO.
-----------
                                                         DESCRIPTION
                                                         -----------

         *4(a)   Restated Conformed Certificate of Incorporation of the Registrant, as amended through February 3, 1995, which was filed as Exhibit 3(f) to the Registrant's Annual Report on Form 10-K for the year ended
                 September 30, 1995 (File No. 1-7810).

         *4(b)   Certificate of Adoption of Resolutions Designating Series A Junior Participating Preferred Stock,
                 adopted June 27, 1988, which was filed as Exhibit 4(e) to the Registrant's Registration Statement on
                 Form S-2 (Registration No. 33-25435).

         *4(c)   Bylaws of the Registrant, which were filed as Exhibit 4(e) to the Registrant's Registration Statement
                 on Form S-8 (Registration No. 33-14855).

         *4(d)   Rights Agreement, dated as of July 27, 1988, between Energen Corporation and AmSouth Bank N.A., Rights
                 Agent, which was filed as Exhibit I to the Registrant's Registration Statement on Form 8-A (File No. 1-
                 7810).

         *4(e)   Amendment of Rights Agreement, dated as of February 28, 1990, between Energen Corporation and AmSouth
                 Bank N.A., Rights Agent, which was filed as Exhibit 2 to Registrant's Form 8 Amendment No. 2 to its
                 Registration Statement on Form 8-A (File No. 1-7810).

         *4(f)   Indenture, dated as of January 1, 1992, between the Registrant and Boatmen's Trust Company, Trustee, which was filed as Exhibit 4 to the Registrant's Registration Statement on Form S-3 (Registration No.
                 33-44936).

         *4(g)   Indenture, dated as of March 1, 1993, between the Registrant and Boatman's Trust Company, Trustee, which was filed as Exhibit 4 to the Registrant's Registration Statement on Form S-3 (Registration No.
                 33-25435).

         *4(h)   Indenture dated as of November 1, 1993, between Alabama Gas Corporation and NationsBank of Georgia,
                 National Association, Trustee, which was filed as Exhibit 4(k) to Alabama Gas's Registration Statement
                 on Form S-3 (Registration No. 33-70466).

         *4(i)   Form of Indenture with respect to the Debt Securities, which was filed as Exhibit 4(i) to Registrant's
                 Registration Statement on Form S-3 (Registration No. 333-11239).

          4(j)   Energen Corporation 1997 Deferred Compensation Plan.

             5   Opinion of Bradley Arant Rose & White LLP.

         23(a)   Consent of Bradley Arant Rose & White LLP (contained in their opinion filed as Exhibit 5 to this
                 Registration Statement).

         23(b)   Consent of Coopers & Lybrand L.L.P.


         24       Power of attorney authorizing execution of Registration Statement on Form S-8 on behalf of certain directors of the Registrant.

-------------------------------------------
         *Incorporated by reference.



ITEM 9.  UNDERTAKINGS.

                 (a)  The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (17 CFR Section 230.424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that the undertakings set forth in paragraphs
         (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned Registrant hereby undertakes that, for purposes for determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
         1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 29th day of April, 1997.


                                                  ENERGEN CORPORATION

                                        By /s/ GEOFFREY C. KETCHAM
                                           -------------------------------------
                                                   Geoffrey C. Ketcham
                                               Its Executive Vice President,
                                           Treasurer and Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                 SIGNATURE                               TITLE                              DATE
                 ---------                               -----                              ----

                     *                           Director                              April 29, 1997
-------------------------------------------
            J. Mason Davis, Jr.

                     *                           Director                              April 29, 1997
-------------------------------------------
              Stephen D. Ban

                     *                           Director                              April 29, 1997
-------------------------------------------
                R. D. Cash

                     *                           Director                              April 29, 1997
-------------------------------------------
             Wallace L. Luthy

                     *                           Director                              April 29, 1997
-------------------------------------------
            James S. M. French

         /s/ Geoffrey C. Ketcham                 Executive Vice President,             April 29, 1997
-------------------------------------------       Treasurer and Chief
            Geoffrey C. Ketcham                   Financial Officer


                     *                           Chairman of the Board                 April 29, 1997
-------------------------------------------       and Director
              Rex J. Lysinger

                     *                           Director                              April 29, 1997
-------------------------------------------
              Judy M. Merritt

                     *                           Director                              April 29, 1997
-------------------------------------------
            Drayton Nabers, Jr.

                     *                           Director                              April 29, 1997
-------------------------------------------
            George S. Shirley.


                     *                           President, Chief Executive            April 29, 1997
-------------------------------------------       Officer and Director
          Wm. Michael Warren, Jr.




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*By      /s/ GEOFFREY C. KETCHAM
   ----------------------------------------
            Geoffrey C. Ketcham
             Attorney-in-fact




                                      11
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                              INDEX TO EXHIBITS

                                                                                                                 SEQUENTIALLY
EXHIBIT                                                                                                            NUMBERED
 NUMBER                                                DESCRIPTION                                                   PAGE
 ------                                                -----------                                               ------------

*4(a)     Restated Conformed Certificate of Incorporation of the Registrant, as amended through February 3,
          1995, which was filed as Exhibit 3(f) to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1995 (File No. 1-7810).

*4(b)     Certificate of Adoption of Resolutions Designating Series A Junior Participating Preferred Stock,
          adopted June 27, 1988, which was filed as Exhibit 4(e) to the Registrant's Registration Statement
          on Form S-2 (Registration No. 33-25435).

*4(c)     Bylaws of the Registrant, which were filed as Exhibit 4(e) to the Registrant's Registration
          Statement on Form S-8 (Registration No. 33-14855).

*4(d)     Rights Agreement, dated as of July 27, 1988, between Energen Corporation and AmSouth Bank N.A.,
          Rights Agent, which was filed as Exhibit I to the Registrant's Registration Statement on Form 8-A
          (File No. 1-7810).

*4(e)     Amendment of Rights Agreement, dated as of February 28, 1990, between Energen Corporation and
          AmSouth Bank N.A., Rights Agent, which was filed as Exhibit 2 to Registrant's Form 8 Amendment No.
          2 to its Registration Statement on Form 8-A (File No. 1-7810).

*4(f)     Indenture, dated as of January 1, 1992, between the Registrant and Boatmen's Trust Company,
          Trustee, which was filed as Exhibit 4 to the Registrant's Registration Statement on Form S-3
          (Registration No. 33-44936).

*4(g)     Indenture, dated as of March 1, 1993, between the Registrant and Boatman's Trust Company, Trustee, which was filed as Exhibit 4 to the Registrant's Registration Statement on Form S-3 (Registration
          No. 33-25435).

*4(h)     Indenture dated as of November 1, 1993, between Alabama Gas Corporation and NationsBank of Georgia,
          National Association, Trustee, which was filed as Exhibit 4(k) to Alabama Gas's Registration
          Statement on Form S-3 (Registration No. 33-70466).

*4(i)     Form of Indenture with respect to the Debt Securities, which was filed as Exhibit 4(i) to
          Registrant's Registration Statement on Form S-3 (Registration No. 333-11239).

4(j)      Energen Corporation 1997 Deferred Compensation Plan.

  5       Opinion of Bradley Arant Rose & White LLP.

23(a)     Consent of Bradley Arant Rose & White LLP (contained in their opinion filed as Exhibit 5 to this
          Registration Statement).

23(b)     Consent of Coopers & Lybrand L.L.P.

 24       Power of attorney authorizing execution of Registration Statement on Form S-8 on behalf of certain directors of the Registrant.

-------------------------------------------------------------------------------
  *Incorporated by reference.




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